Exhibit 99.3

EVALUATION SUMMARY

ENERGY & EXPLORATION PARTNERS, LLC INTERESTS

COLORADO AND TEXAS

PROVED DEVELOPED PRODUCING RESERVES AS OF DECEMBER 31, 2012

EVALUATION SUMMARY

ENERGY & EXPLORATION PARTNERS, LLC INTERESTS

COLORADO AND TEXAS PROVED DEVELOPED PRODUCING RESERVES

AS OF DECEMBER 31, 2012

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

Texas Registered Engineering Firm F-693

KENNETH J. MUELLER. P.E. 86132 VICE-PRESIDENT

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1707
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817-336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 625
HOUSTON, TEXAS 77002-5008
713-651-9944

January 7, 2013

Mr. Hunt Pettit
Energy & Exploration Partners, LLC
Two City Place, Suite 1700
100 Throckmorton Street
Fort Worth, Texas 76102

Re: Evaluation Summary
Energy & Exploration Partners Interests
Colorado and Texas
Proved Developed Producing Reserves
As of December 31, 2012

Dear Mr. Pettit:

As requested, we are submitting this report, completed January 7, 2013, of the estimates of the proved developed producing reserves and the forecasts of the resulting economics effective as of December 31, 2012 attributable to the Energy & Exploration Partners, LLC interests in certain producing properties located in Weld County, Colorado and Madison County, Texas. We understand that this report may be used for IRS or SEC purposes. This report has been prepared for Energy & Exploration Partners, LLC pursuant to the rules, regulations and guidelines of the Securities and Exchange Commission, Item 1202 (a) (8) of Regulation S-K, for reporting corporate reserves and future net revenue. The results of these evaluations are presented in the accompanying tabulations and are summarized below:

	Proved Producing
Net Reserves	
Oil – Mbbls	23
Gas – MMscf	49
Oil Revenue – M$	2,137
Gas Revenue – M$	164
Production Taxes – M$	111
Ad Valorem Taxes – M$	43
Operating Expenses – M$	865
Future Net Cash Flow – M$	1,282
10% Discounted Cash Flow – M$	875

The discounted cash flow value shown above should not be construed to represent an estimate of fair market value by Cawley, Gillespie & Associates, Inc. In accordance with the Securities and Exchange Commission guidelines, the future net cash flow, operating income (BFIT), has been discounted at an annual rate of 10% to determine its "present worth". The discounted value, "present worth", is indicative of the time value of money.

Mr. Hunt Pettit

Energy & Exploration Partners, LLC Interests January 7, 2013 Page 2

Following this report letter is a Table I—PDP presenting composite reserves estimates and economic forecasts for the proved developed producing reserves category. Table I is followed by a Table II “oneline” summary that presents estimates of ultimate recovery, gross and net reserves, ownership, revenue, expenses, investments, net income and discounted cash flow for the individual properties that make up the corresponding Table I. Following the Table II are the individual production history and forecast graphs and the individual economics tables for the properties evaluated. The data presented in the tables are explained on page 1 of the Appendix. The methods employed in estimating reserves are described on page 2 of the Appendix.

As to the assumptions, methods and procedures used in connection with the preparation of this report, prices were forecast in accordance with Securities and Exchange Commission rules and guidelines. The prices are determined as an unweighted arithmetic average of the first-day-of-the-month benchmark price for each of the twelve months prior to the effective date of December 31, 2012. The 12-month average benchmark Henry Hub spot gas price of $2.75 per MMBtu and 12-month average benchmark WTI Cushing spot oil price of $94.71 per barrel (source: Wall Street Journal) were used. The oil and gas prices were held constant throughout the life of the properties. The prices were adjusted for gravity, quality, heating value, shrinkage, transportation and marketing. For these properties, the resulting oil and gas prices are $91.68 per barrel and $3.343 per MCF respectively.

For these properties, the proved producing reserves are forecast using the production performance and analogy methods. An on-site field inspection of the properties has not been performed. The mechanical operation or conditions of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included.

The reserve classifications conform to the definitions and criteria of the Securities and Exchange Commission as defined in pages 3-4 of the Appendix. The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. We are not aware of any legislative changes or restrictive actions that may possibly impact the reserves or economics as presented. Possible environmental liability related to the properties has not been investigated nor considered. The assumptions, data, methods and procedures as described are appropriate for the purpose of this report. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. Due to the inherent uncertainties of reserves estimates, future production rates, commodity prices, costs and expenses, it should be realized that the reserves actually recovered, the revenue received and the actual cost incurred could be more or less than the estimated amounts.

The reserves estimates were based on interpretations of factual data furnished by your office or Energy & Exploration Partners. Oil and gas prices, pricing differentials, expense and cost data, tax values, the subject wells and ownership interests were supplied by you or Energy & Exploration Partners and were accepted as furnished. To some extent, information from public records has been used to check or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report.

Mr. Hunt Pettit

Energy & Exploration Partners, LLC Interests January 7, 2013 Page 3

Cawley, Gillespie & Associates, Inc. is independent with respect to Energy & Exploration Partners, LLC as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers. Neither Cawley, Gillespie & Associates, Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future performance of the subject properties. Cawley, Gillespie and Associates, Inc. is a Texas registered engineering firm, F-693, of professional engineers and geologists serving the oil and gas industry for over fifty years.

This report was prepared for the use of Energy & Exploration Partners, LLC. This letter should not be used, circulated or quoted for any other purpose without your express written consent and that of Cawley, Gillespie & Associates, Inc. or except as required by law. Our work papers and related data are available for inspection and review by authorized, interested parties.

Respectively Submitted,

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Enginering Firm F-693

Kenneth J. Mueller, PE 86132 Vice President

Table I—Proved Developed Producing

Composite of Reserve Estimates and Economic Forecasts Energy & Exploration Partners LLC Interests Colorado and Texas Proved Developed Producing Reserves As of December 31, 2012

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10)

Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL

End Production Production Production Production Sales Production Price Price Price

Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL

12-2013 33.8 104.7 0.0 3.418 7.341 0.000 91.658 3.294 0.000

12-2014 24.0 74.0 0.0 2.514 5.293 0.000 91.676 3.336 0.000

12-2015 19.0 58.5 0.0 2.031 4.229 0.000 91.683 3.356 0.000

12-2016 16.0 48.9 0.0 1.719 3.556 0.000 91.688 3.367 0.000

12-2017 13.8 42.2 0.0 1.499 3.086 0.000 91.690 3.375 0.000

12-2018 12.3 37.4 0.0 1.334 2.737 0.000 91.692 3.381 0.000

12-2019 11.0 33.6 0.0 1.205 2.466 0.000 91.694 3.385 0.000

12-2020 10.1 30.6 0.0 1.101 2.249 0.000 91.695 3.389 0.000

12-2021 9.3 28.1 0.0 1.016 2.071 0.000 91.696 3.392 0.000

12-2022 6.9 17.6 0.0 0.939 1.899 0.000 91.699 3.401 0.000

12-2023 5.8 13.7 0.0 0.877 1.766 0.000 91.700 3.406 0.000

12-2024 5.5 12.8 0.0 0.822 1.655 0.000 91.700 3.408 0.000

12-2025 5.1 12.0 0.0 0.772 1.551 0.000 91.701 3.410 0.000

12-2026 4.8 11.2 0.0 0.724 1.453 0.000 91.702 3.412 0.000

12-2027 4.5 10.5 0.0 0.679 1.362 0.000 91.702 3.414 0.000

S Tot 181.9 535.6 0.0 20.650 42.715 0.000 91.685 3.364 0.000

After 21.4 59.2 0.0 2.659 6.210 0.000 91.628 3.204 0.000

Total 203.2 594.8 0.0 23.309 48.924 0.000 91.679 3.343 0.000

Cum 5.9 18.7

Ult 209.2 613.5

(11) (12) (13) (14) (15) (16) (17) (18) (19) (20)

Oil Gas NGL Other Total Production Production Production Revenue

End Revenue Revenue Revenue Revenue Revenue Taxes Oil Taxes Gas Taxes NGL After Taxes

Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ M$

12-2013 313.264 24.178 0.000 0.000 337.443 14.736 1.604 0.000 321.103

12-2014 230.504 17.655 0.000 0.000 248.159 10.805 1.190 0.000 236.165

12-2015 186.190 14.190 0.000 0.000 200.380 8.715 0.963 0.000 190.702

12-2016 157.641 11.975 0.000 0.000 169.616 7.372 0.816 0.000 161.428

12-2017 137.454 10.418 0.000 0.000 147.872 6.424 0.712 0.000 140.736

12-2018 122.318 9.255 0.000 0.000 131.573 5.715 0.634 0.000 125.225

12-2019 110.494 8.349 0.000 0.000 118.844 5.161 0.573 0.000 113.111

12-2020 100.972 7.622 0.000 0.000 108.593 4.715 0.523 0.000 103.355

12-2021 93.119 7.023 0.000 0.000 100.142 4.347 0.483 0.000 95.312

12-2022 86.116 6.461 0.000 0.000 92.577 4.018 0.445 0.000 88.113

12-2023 80.378 6.017 0.000 0.000 86.394 3.750 0.416 0.000 82.229

12-2024 75.404 5.640 0.000 0.000 81.044 3.517 0.390 0.000 77.137

12-2025 70.758 5.288 0.000 0.000 76.046 3.300 0.366 0.000 72.381

12-2026 66.400 4.959 0.000 0.000 71.358 3.096 0.343 0.000 67.919

12-2027 62.310 4.650 0.000 0.000 66.960 2.905 0.322 0.000 63.733

S Tot 1,893.323 143.680 0.000 0.000 2,037.003 88.576 9.778 0.000 1,938.648

After 243.596 19.894 0.000 0.000 263.490 11.525 1.274 0.000 250.692

Total 2,136.919 163.575 0.000 0.000 2,300.493 100.101 11.052 0.000 2,189.340

(21)	(22) (23) (24) (25) (26) (27) (28) (29) (30) (31)

Ad Valorem Wells Operating Other Total Future Net Cumulative Cum.Cash Flow

End Taxes Gross Net Expense Deductions Investment Deductions Cash Flow Cash Flow Disc.@ 10. %

Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$

12-2013 5.893 3.0 0.35 44.873 0.000 0.000 50.766 270.337 270.337 258.764

12-2014 4.578 3.0 0.35 44.873 0.000 0.000 49.452 186.713 457.050 421.055

12-2015 3.782 3.0 0.35 44.873 0.000 0.000 48.655 142.047 599.097 533.244

12-2016 3.243 3.0 0.35 44.873 0.000 0.000 48.116 113.312 712.409 614.579

12-2017 2.850 3.0 0.35 44.873 0.000 0.000 47.724 93.012 805.421 675.264

12-2018 2.551 3.0 0.35 44.873 0.000 0.000 47.424 77.801 883.222 721.403

12-2019 2.314 3.0 0.35 44.873 0.000 0.000 47.188 65.923 949.145 756.942

12-2020 2.122 3.0 0.35 44.873 0.000 0.000 46.995 56.360 1,005.505 784.561

12-2021 1.962 3.0 0.35 44.873 0.000 0.000 46.835 48.477 1,053.982 806.157

12-2022 1.827 3.0 0.35 44.420 0.000 0.000 46.248 41.865 1,095.848 823.111

12-2023 1.711 2.0 0.34 44.270 0.000 0.000 45.981 36.248 1,132.096 836.456

12-2024 1.608 2.0 0.34 44.270 0.000 0.000 45.878 31.259 1,163.355 846.919

12-2025 1.512 2.0 0.34 44.270 0.000 0.000 45.781 26.599 1,189.954 855.014

12-2026 1.421 2.0 0.34 44.270 0.000 0.000 45.691 22.228 1,212.182 861.164

12-2027 1.336 2.0 0.34 44.270 0.000 0.000 45.605 18.127 1,230.309 865.725

S Tot 38.711 669.628 0.000 0.000 708.339 1,230.309 1,230.309 865.725

After 4.162 195.160 0.000 0.000 199.321 51.370 1,281.680 875.213

Total 42.872 864.788 0.000 0.000 907.660 1,281.680 1,281.680 875.213

SEC Decemberr 31, 2012 Prices Percent Cum. Disc.

Cushing WTI Henry Hub 5.00 1,035.389

Year Oil $/STB Gas $/MMBTU 10.00 875.213

2013 94.71 2.75 15.00 763.669

Thereafter Flat Flat 20.00 681.776

Cap 94.71 2.75

25.00 619.120

30.00 569.590

12 Months in first year 28.167 Year Life (03/2041)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. 01/02/2013 17:36:21

TEXAS REGISTERED ENGINEERING FIRM F-693.

FIRM F-693.

Summary

Cawley, Gillespie & Associates, Inc.

Table II - Proved Developed Producing
Lease Reserve Summary
Energy & Exploration Partners LLC Interests
Colorado and Texas
Proved Developed Producing Reserves
As of December 31, 2012

OPERATOR LEASE NAME Table Class Major Well No.	Start Date	ASN	Current Interest %	WellCnt Life	Ultimate Recovery (MBBL / MMCF)	Gross Reserves (MBBL / MMCF)	Net Reserves (MBBL / MMCF)	Oil Revenue / Gas Revenue M$ / M$	Prod Tax / Adv. Tax M$ / M$	Expenses / Investments M$ / M$	Future Net Cash Flow M$	Cash Flow Disc.@ 10.0 M$
DJ HORIZONTAL NIOBRARA -- WELD COUNTY, COLORADO												
CARRIZO OIL & GAS INCORP												
BARRACUDA 20-14-7-60			0.2562 NI	1	41.6	39.8	0.1	9.3	0.5	5.6	4.6	3.8
1 PDP Oil 20-14		21	0.3125 WI	9.2	204.5	195.5	0.5	1.4	0.0	0.0		
WATTENBERG -- WELD COUNTY, COLORADO												
PDC ENERGY												
MOSS			7.3866 NI	1	68.5	65.4	4.8	441.5	24.4	107.4	356.9	233.2
2 PDP Gas 14-16H		22	9.2334 WI	28.2	242.5	232.7	17.2	47.3	0.0	0.0		
MADISONVILLE (EAGLE FORD) -- MADISON COUNTY, TEXAS												
HALCON OPERATING CO												
BAKER, CHARLES M ETAL			18.7500 NI	1	99.1	98.0	18.4	1,686.1	86.2	751.8	920.2	638.2
3 PDP Oil 1H		23	25.0000 WI	18.6	166.6	166.6	31.2	114.9	42.9	0.0		
GRAND TOTAL				3	209.2	203.2	23.3	2,136.9	111.2	864.8	1,281.7	875.2
					613.5	594.8	48.9	163.6	42.9	0.0		

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT.
TEXAS REGISTERED ENGINEERING FIRM F-693.

: 1/2/2013 : 5:36:39 PM

Cawley, Gillespie & Associates, Inc.

Page 1

Figure 1

CARRIZO OIL & GAS INCORP -- BARRACUDA 20-14-7-60 20-14

DJ HORIZONTAL NIOBRARA FIELD

WELD COUNTY, COLORADO

Reserve Category : PDP — As of 01/2013

	As of 01/2013 Q_i	D_{ei}	n	D_{ef}	Q_{ab}	GOR - scf/bbl Initial	Final		12/2012 Cumulatives	9.25 Year Life (04/2022) Remaining Reserves	Ultimate Recovery	Current Interest %		NetOilProd. NetGasSales mbbl/mmcf	OilRevenue GasRevenue M$	Prod. Tax Adv.Tax M$	Expenses Investments M$	FutureNet CashFlow M$	CashFlow Disc.@10.0% M$
Oil - bbls/mo	854.	38.8	1.30	7.1	197.	Initial	Final	Oil - mbbls	1.8	39.8	41.6	0.256	NI	0.102	9.322	0.535	5.585	4.580	3.762
Gas - mcf/mo	4,192.	38.8	1.30	7.1	969.	4,910.	4,910.	Gas - mmcf	8.9	195.5	204.5	0.312	WI	0.501	1.378	0.000	0.000		



OIL (bbls/mo)
GAS (mcf/mo)
Wellcount
1,000.
10,000.
100.
100.
1,000.
10.
10.
100.
1.
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
TIME (years)

Reservoir : NIOBRARA

● ⊗ ✻ -- Annual Averages Perfs: 0 - 0 Status:
First Production 00/ 0 First Data 01/2012 Last Data 10/2012
01 / 02 / 2013 17 : 36 : 44 21 API: 05123343870100

Cawley, Gillespie & Associates, Inc.

BARRACUDA 20-14-7-60 20-14
N7 W60 20 SW SW
CO OIL A023030

KJM I:\CGA2417\Ariesw\PDP.out
(DEFAULT) *ASN 21*

Table 1

Reserve Estimates and Economic Forecasts as of December 31, 2012

Energy & Exploration Partners LLC Interests

Proved Developed Producing Reserves

CARRIZO OIL & GAS INCORP — BARRACUDA 20-14-7-6

DJ HORIZONTAL NIOBRARA FIELD — WELD COUNTY, COLORADO

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10)

Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL

End Production Production Production Production Sales Production Price Price Price

Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL

12-2013 8.6 42.0 0.0 0.022 0.108 0.000 91.340 2.750 0.000

12-2014 6.3 30.8 0.0 0.016 0.079 0.000 91.340 2.750 0.000

12-2015 5.0 24.7 0.0 0.013 0.063 0.000 91.340 2.750 0.000

12-2016 4.2 20.8 0.0 0.011 0.053 0.000 91.340 2.750 0.000

12-2017 3.7 18.1 0.0 0.009 0.046 0.000 91.340 2.750 0.000

12-2018 3.3 16.1 0.0 0.008 0.041 0.000 91.340 2.750 0.000

12-2019 3.0 14.5 0.0 0.008 0.037 0.000 91.340 2.750 0.000

12-2020 2.7 13.3 0.0 0.007 0.034 0.000 91.340 2.750 0.000

12-2021 2.5 12.3 0.0 0.006 0.031 0.000 91.340 2.750 0.000

12-2022 0.6 2.9 0.0 0.002 0.007 0.000 91.340 2.750 0.000

12-2023

12-2024

12-2025

12-2026

12-2027

S Tot 39.8 195.5 0.0 0.102 0.501 0.000 91.340 2.750 0.000

After 0.0 0.0 0.0 0.000 0.000 0.000 0.000 0.000 0.000

Total 39.8 195.5 0.0 0.102 0.501 0.000 91.340 2.750 0.000

Cum 1.8 8.9

Ult 41.6 204.5

(11) (12) (13) (14) (15) (16) (17) (18) (19) (20)

Oil Gas NGL Other Total Production Production Production Revenue

End Revenue Revenue Revenue Revenue Revenue Taxes Oil Taxes Gas Taxes NGL After Taxes

Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ M$

12-2013 2.003 0.296 0.000 0.000 2.299 0.100 0.015 0.000 2.184

12-2014 1.467 0.217 0.000 0.000 1.684 0.073 0.011 0.000 1.600

12-2015 1.177 0.174 0.000 0.000 1.351 0.059 0.009 0.000 1.284

12-2016 0.993 0.147 0.000 0.000 1.139 0.050 0.007 0.000 1.082

12-2017 0.864 0.128 0.000 0.000 0.991 0.043 0.006 0.000 0.942

12-2018 0.768 0.113 0.000 0.000 0.881 0.038 0.006 0.000 0.837

12-2019 0.693 0.102 0.000 0.000 0.796 0.035 0.005 0.000 0.756

12-2020 0.633 0.094 0.000 0.000 0.727 0.032 0.005 0.000 0.691

12-2021 0.584 0.086 0.000 0.000 0.671 0.029 0.004 0.000 0.637

12-2022 0.139 0.021 0.000 0.000 0.160 0.007 0.001 0.000 0.152

12-2023

12-2024

12-2025

12-2026

12-2027

S Tot 9.322 1.378 0.000 0.000 10.700 0.466 0.069 0.000 10.165

After 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000 0.000

Total 9.322 1.378 0.000 0.000 10.700 0.466 0.069 0.000 10.165

(21)	(22) (23) (24) (25) (26) (27) (28) (29) (30) (31)

Ad Valorem Wells Operating Other Total Future Net Cumulative Cum.Cash Flow

End Taxes Gross Net Expense Deductions Investment Deductions Cash Flow Cash Flow Disc.@ 10. %

Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$

12-2013 0.000 1.0 0.00 0.604 0.000 0.000 0.604 1.581 1.581 1.514

12-2014 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.996 2.577 2.380

12-2015 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.680 3.257 2.918

12-2016 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.479 3.735 3.262

12-2017 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.338 4.073 3.483

12-2018 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.233 4.307 3.621

12-2019 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.152 4.459 3.703

12-2020 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.087 4.545 3.746

12-2021 0.000 1.0 0.00 0.604 0.000 0.000 0.604 0.033 4.579 3.761

12-2022 0.000 1.0 0.00 0.151 0.000 0.000 0.151 0.001 4.580 3.762

12-2023

12-2024

12-2025

12-2026

12-2027

S Tot 0.000 5.585 0.000 0.000 5.585 4.580 4.580 3.762

After 0.000 0.000 0.000 0.000 0.000 0.000 4.580 3.762

Total 0.000 5.585 0.000 0.000 5.585 4.580 4.580 3.762

Evaluation Parameters (Gross) Expenses (Gross) Percent Interests            Percent Cum. Disc.

Initial Final Units            Dei n Def            Initial Final Units            Initial Final            5.00 4.125

Oil Rate 853. 197. bbls/mo 38.9% 1.30 7.1% 0. 0. $ /w/mo Expense 0.3125 0.3125 10.00 3.762

Gas Rate 4,191. 968. Mcf/mo 38.9% 1.30 7.1% 16,100. 16,100. $ /mo

GOR 4,910. 4,910. scf/bbl Revenue 15.00 3.466

NGL Rate 0. 0. bbls/mo Oil 0.2562 0.2562 20.00 3.221

NGL Yield 0.0 0.0 bbl/MMcf Gas 0.2562 0.2562 25.00 3.015

Gas Shrinkage 0.0 0.0% 30.00 2.840

Oil Severance 5.0 5.0%

Gas Severance 5.0 5.0%

NGL Severance 5.0 5.0%

Ad Valorem 0.0%

12 Months in first year 9.250 Year Life (04/2022)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. ASN 21 DEFAULT 01/02/2013 17:36:21

TEXAS REGISTERED ENGINEERING FIRM F-693.

OIL PDP

Table 1

Cawley, Gillespie & Associates, Inc.

Figure 2

PDC ENERGY -- MOSS 14-16H

WATTENBERG FIELD

WELD COUNTY, COLORADO

Reserve Category : PDP

As of 01/2013

	As of 01/2013 Q_i	D_{ei}	n	D_{ef}	Q_{ab}	YIELD - bbls/mmcf Initial	Final
Oil - bbls/mo	1,334.	62.1	1.20	7.1	45.	304.9	275.4
Gas - mcf/mo	4,375.	57.0	1.20	7.0	163.		

	12/2012 Cumulatives	28.16 Year Life (03/2041) Remaining Reserves	Ultimate Recovery	Current Interest %		NetOilProd. NetGasSales mbbl/mmcf	OilRevenue GasRevenue M$	Prod. Tax Adv.Tax M$	Expenses Investments M$	FutureNet CashFlow M$	CashFlow Disc.@10.0% M$
Oil - mbbls	3.0	65.4	68.5	7.386	NI	4.833	441.457	24.436	107.359	356.930	233.239
Gas - mmcf	9.8	232.7	242.5	9.233	WI	17.188	47.267	0.000	0.000		



GAS (mcf/mo)
OIL (bbls/mo)
Wellcount
1,000.
1,000.
100.
100.
100.
10.
10.
10.
1.
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
TIME (years)

• ⊗ ✻ -- Annual Averages Perfs: 0 - 0 Status:
First Production 00/ 0 First Data 03/2012 Last Data 10/2012
01 / 02 / 2013 17 : 36 : 44 21 API: 0512334688

Cawley, Gillespie & Associates, Inc.

MOSS 14-16H
16 7N 65W SW
CO GAS A024954

KJM I:\CGA2417\Ariesw\PDP.out
(DEFAULT) ASN 22

Table 2

Reserve Estimates and Economic Forecasts as of December 31, 2012

Energy & Exploration Partners LLC Interests

Proved Developed Producing Reserves

PDC ENERGY — MOSS 14-16H

WATTENBERG FIELD — WELD COUNTY, COLORADO

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10)

Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL

End Production Production Production Production Sales Production Price Price Price

Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL

12-2013 11.8 39.8 0.0 0.870 2.940 0.000 91.340 2.750 0.000

12-2014 7.3 25.4 0.0 0.536 1.878 0.000 91.340 2.750 0.000

12-2015 5.4 19.1 0.0 0.397 1.410 0.000 91.340 2.750 0.000

12-2016 4.3 15.4 0.0 0.319 1.140 0.000 91.340 2.750 0.000

12-2017 3.6 13.0 0.0 0.268 0.963 0.000 91.340 2.750 0.000

12-2018 3.1 11.3 0.0 0.232 0.837 0.000 91.340 2.750 0.000

12-2019 2.8 10.1 0.0 0.206 0.743 0.000 91.340 2.750 0.000

12-2020 2.5 9.1 0.0 0.185 0.669 0.000 91.340 2.750 0.000

12-2021 2.3 8.3 0.0 0.168 0.610 0.000 91.340 2.750 0.000

12-2022 2.1 7.6 0.0 0.155 0.561 0.000 91.340 2.750 0.000

12-2023 1.9 7.0 0.0 0.143 0.520 0.000 91.340 2.750 0.000

12-2024 1.8 6.5 0.0 0.133 0.483 0.000 91.340 2.750 0.000

12-2025 1.7 6.1 0.0 0.124 0.449 0.000 91.340 2.750 0.000

12-2026 1.6 5.7 0.0 0.115 0.418 0.000 91.340 2.750 0.000

12-2027 1.4 5.3 0.0 0.107 0.389 0.000 91.340 2.750 0.000

S Tot 53.6 189.7 0.0 3.958 14.010 0.000 91.340 2.750 0.000

After 11.8 43.0 0.0 0.875 3.178 0.000 91.340 2.750 0.000

Total 65.4 232.7 0.0 4.833 17.188 0.000 91.340 2.750 0.000

Cum 3.0 9.8

Ult 68.5 242.5

(11) (12) (13) (14) (15) (16) (17) (18) (19) (20)

Oil Gas NGL Other Total Production Production Production Revenue

End Revenue Revenue Revenue Revenue Revenue Taxes Oil Taxes Gas Taxes NGL After Taxes

Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ M$

12-2013 79.492 8.085 0.000 0.000 87.576 3.975 0.404 0.000 83.197

12-2014 48.976 5.165 0.000 0.000 54.141 2.449 0.258 0.000 51.434

12-2015 36.267 3.877 0.000 0.000 40.145 1.813 0.194 0.000 38.138

12-2016 29.121 3.136 0.000 0.000 32.257 1.456 0.157 0.000 30.644

12-2017 24.489 2.649 0.000 0.000 27.138 1.224 0.132 0.000 25.781

12-2018 21.221 2.303 0.000 0.000 23.524 1.061 0.115 0.000 22.348

12-2019 18.782 2.043 0.000 0.000 20.825 0.939 0.102 0.000 19.784

12-2020 16.886 1.840 0.000 0.000 18.726 0.844 0.092 0.000 17.789

12-2021 15.366 1.677 0.000 0.000 17.042 0.768 0.084 0.000 16.190

12-2022 14.117 1.542 0.000 0.000 15.659 0.706 0.077 0.000 14.876

12-2023 13.072 1.429 0.000 0.000 14.501 0.654 0.071 0.000 13.776

12-2024 12.154 1.329 0.000 0.000 13.482 0.608 0.066 0.000 12.808

12-2025 11.303 1.236 0.000 0.000 12.539 0.565 0.062 0.000 11.912

12-2026 10.512 1.149 0.000 0.000 11.661 0.526 0.057 0.000 11.078

12-2027 9.776 1.069 0.000 0.000 10.845 0.489 0.053 0.000 10.302

S Tot 361.532 38.529 0.000 0.000 400.061 18.077 1.926 0.000 380.058

After 79.925 8.738 0.000 0.000 88.664 3.996 0.437 0.000 84.230

Total 441.457 47.267 0.000 0.000 488.725 22.073 2.363 0.000 464.288

(21)	(22) (23) (24) (25) (26) (27) (28) (29) (30) (31)

Ad Valorem Wells Operating Other Total Future Net Cumulative Cum.Cash Flow

End Taxes Gross Net Expense Deductions Investment Deductions Cash Flow Cash Flow Disc.@ 10. %

Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$

12-2013 0.000 1.0 0.09 3.812 0.000 0.000 3.812 79.386 79.386 76.116

12-2014 0.000 1.0 0.09 3.812 0.000 0.000 3.812 47.622 127.008 117.534

12-2015 0.000 1.0 0.09 3.812 0.000 0.000 3.812 34.326 161.334 144.652

12-2016 0.000 1.0 0.09 3.812 0.000 0.000 3.812 26.833 188.167 163.914

12-2017 0.000 1.0 0.09 3.812 0.000 0.000 3.812 21.970 210.137 178.247

12-2018 0.000 1.0 0.09 3.812 0.000 0.000 3.812 18.537 228.673 189.239

12-2019 0.000 1.0 0.09 3.812 0.000 0.000 3.812 15.972 244.646 197.849

12-2020 0.000 1.0 0.09 3.812 0.000 0.000 3.812 13.978 258.624 204.697

12-2021 0.000 1.0 0.09 3.812 0.000 0.000 3.812 12.378 271.002 210.210

12-2022 0.000 1.0 0.09 3.812 0.000 0.000 3.812 11.065 282.067 214.690

12-2023 0.000 1.0 0.09 3.812 0.000 0.000 3.812 9.964 292.031 218.357

12-2024 0.000 1.0 0.09 3.812 0.000 0.000 3.812 8.997 301.028 221.367

12-2025 0.000 1.0 0.09 3.812 0.000 0.000 3.812 8.100 309.128 223.831

12-2026 0.000 1.0 0.09 3.812 0.000 0.000 3.812 7.266 316.394 225.840

12-2027 0.000 1.0 0.09 3.812 0.000 0.000 3.812 6.491 322.885 227.472

S Tot 0.000 57.173 0.000 0.000 57.173 322.885 322.885 227.472

After 0.000 50.185 0.000 0.000 50.185 34.045 356.930 233.239

Total 0.000 107.359 0.000 0.000 107.359 356.930 356.930 233.239

Evaluation Parameters (Gross) Expenses (Gross) Percent Interests            Percent Cum. Disc.

Initial Final Units            Dei n Def            Initial Final Units            Initial Final            5.00 279.479

Gas Rate 4,375. 163. Mcf/mo 57.0% 1.20 7.0% 0. 0. $ /w/mo Expense 9.2334 9.2334 10.00 233.239

Oil Rate 1,334. 44. bbls/mo 62.2% 1.20 7.1% 3,440. 3,440. $ /mo

NGL Rate 0. 0. bbls/mo Revenue 15.00 202.795

Cond Yield 304. 275. bbl/MMcf Oil 7.3866 7.3866 20.00 181.222

NGL Yield 0.0 0.0 bbl/MMcf Gas 7.3866 7.3866 25.00 165.071

Gas Shrinkage 0.0 0.0% 30.00 152.468

Oil Severance 5.0 5.0%

Gas Severance 5.0 5.0%

NGL Severance 5.0 5.0%

Ad Valorem 0.0%

12 Months in first year 28.167 Year Life (03/2041)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. ASN 22 DEFAULT 01/02/2013 17:36:21

TEXAS REGISTERED ENGINEERING FIRM F-693.

GAS PDP

Table 2

Cawley, Gillespie & Associates, Inc.

Figure 3

HALCON OPERATING CO -- BAKER, CHARLES M ETAL 1H

MADISONVILLE (EAGLE FORD) FIELD

MADISON COUNTY, TEXAS

Reserve Category : PDP

As of 01/2013

	As of 01/2013 Q_i	D_{ei}	n	D_{ef}	Q_{ab}	GOR - scf/bbl			12/2012 Cumulatives	18.58 Year Life (07/2031) Remaining Reserves	Ultimate Recovery	Current Interest %	NetOilProd. NetGasSales mbbl/mmcf	OilRevenue GasRevenue M$	Prod. Tax Adv.Tax M$	Expenses Investments M$	FutureNet CashFlow M$	CashFlow Disc.@10.0% M$
Oil - bbls/mo	1,289.	30.0	1.25	6.0	198.	Initial	Final	Oil - mbbls	1.1	98.0	99.1	18.750 NI	18.374	1,686.140	86.182	751.844	920.170	638.213
Gas - mcf/mo	2,191.	30.0	1.25	6.0	337.	1,700.	1,700.	Gas - mmcf	0.0	166.6	166.6	25.000 WI	31.235	114.929	42.872	0.000		



OIL (bbls/mo)
GAS (mcf/mo)
Wellcount
1,000.
1,000.
100.
100.
100.
10.
10.
10.
1.
2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032

TIME (years)

Reservoir : EAGLE FORD

BAKER, CHARLES M ETAL 1H
JONES AC A-299
TX 03 OIL

● ⊕ ✻ -- Annual Averages Perfs: 0 - 0 Status:
First Production 00/ 0 First Data 00/ 0 Last Data 00/ 0
01 / 02 / 2013 17 : 36 : 44 21 API: 4231330946

Cawley, Gillespie & Associates, Inc.

KJM I:\CGA2417\Ariesw\PDP.out
(DEFAULT) ASN 23

Table 3

Reserve Estimates and Economic Forecasts as of December 31, 2012

Energy & Exploration Partners LLC Interests

Proved Developed Producing Reserves

HALCON OPERATING CO — BAKER, CHARLES M ETAL 1H

MADISONVILLE (EAGLE FORD) FIELD — MADISON COUNTY, TEXAS

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10)

Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL

End Production Production Production Production Sales Production Price Price Price

Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL

12-2013 13.5 22.9 0.0 2.526 4.293 0.000 91.770 3.680 0.000

12-2014 10.5 17.8 0.0 1.962 3.336 0.000 91.770 3.680 0.000

12-2015 8.6 14.7 0.0 1.621 2.755 0.000 91.770 3.679 0.000

12-2016 7.4 12.6 0.0 1.390 2.362 0.000 91.770 3.679 0.000

12-2017 6.5 11.1 0.0 1.222 2.077 0.000 91.770 3.679 0.000

12-2018 5.8 9.9 0.0 1.093 1.859 0.000 91.770 3.679 0.000

12-2019 5.3 9.0 0.0 0.992 1.686 0.000 91.770 3.680 0.000

12-2020 4.8 8.2 0.0 0.909 1.546 0.000 91.770 3.680 0.000

12-2021 4.5 7.6 0.0 0.841 1.430 0.000 91.770 3.680 0.000

12-2022 4.2 7.1 0.0 0.783 1.331 0.000 91.770 3.680 0.000

12-2023 3.9 6.6 0.0 0.733 1.247 0.000 91.770 3.680 0.000

12-2024 3.7 6.2 0.0 0.689 1.172 0.000 91.770 3.679 0.000

12-2025 3.5 5.9 0.0 0.648 1.101 0.000 91.770 3.680 0.000

12-2026 3.2 5.5 0.0 0.609 1.035 0.000 91.770 3.680 0.000

12-2027 3.1 5.2 0.0 0.572 0.973 0.000 91.770 3.680 0.000

S Tot 88.5 150.4 0.0 16.590 28.203 0.000 91.770 3.679 0.000

After 9.5 16.2 0.0 1.783 3.032 0.000 91.770 3.679 0.000

Total 98.0 166.6 0.0 18.374 31.235 0.000 91.770 3.679 0.000

Cum 1.1 0.0

Ult 99.1 166.6

(11) (12) (13) (14) (15) (16) (17) (18) (19) (20)

Oil Gas NGL Other Total Production Production Production Revenue

End Revenue Revenue Revenue Revenue Revenue Taxes Oil Taxes Gas Taxes NGL After Taxes

Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ M$

12-2013 231.769 15.798 0.000 0.000 247.567 10.661 1.185 0.000 235.721

12-2014 180.061 12.273 0.000 0.000 192.335 8.283 0.920 0.000 183.131

12-2015 148.745 10.139 0.000 0.000 158.884 6.842 0.760 0.000 151.281

12-2016 127.527 8.692 0.000 0.000 136.219 5.866 0.652 0.000 129.701

12-2017 112.102 7.641 0.000 0.000 119.743 5.157 0.573 0.000 114.013

12-2018 100.329 6.839 0.000 0.000 107.168 4.615 0.513 0.000 102.040

12-2019 91.019 6.204 0.000 0.000 97.223 4.187 0.465 0.000 92.571

12-2020 83.453 5.688 0.000 0.000 89.141 3.839 0.427 0.000 84.875

12-2021 77.169 5.260 0.000 0.000 82.429 3.550 0.394 0.000 78.485

12-2022 71.860 4.898 0.000 0.000 76.758 3.306 0.367 0.000 73.085

12-2023 67.306 4.588 0.000 0.000 71.893 3.096 0.344 0.000 68.453

12-2024 63.250 4.311 0.000 0.000 67.562 2.910 0.323 0.000 64.329

12-2025 59.455 4.053 0.000 0.000 63.508 2.735 0.304 0.000 60.469

12-2026 55.888 3.809 0.000 0.000 59.697 2.571 0.286 0.000 56.841

12-2027 52.535 3.581 0.000 0.000 56.116 2.417 0.269 0.000 53.430

S Tot 1,522.469 103.773 0.000 0.000 1,626.242 70.034 7.783 0.000 1,548.426

After 163.671 11.156 0.000 0.000 174.827 7.529 0.837 0.000 166.461

Total 1,686.140 114.929 0.000 0.000 1,801.069 77.562 8.620 0.000 1,714.887

(21)	(22) (23) (24) (25) (26) (27) (28) (29) (30) (31)

Ad Valorem Wells Operating Other Total Future Net Cumulative Cum.Cash Flow

End Taxes Gross Net Expense Deductions Investment Deductions Cash Flow Cash Flow Disc.@ 10. %

Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$

12-2013 5.893 1.0 0.25 40.458 0.000 0.000 46.351 189.370 189.370 181.134

12-2014 4.578 1.0 0.25 40.458 0.000 0.000 45.036 138.095 327.465 301.140

12-2015 3.782 1.0 0.25 40.458 0.000 0.000 44.240 107.041 434.506 385.674

12-2016 3.243 1.0 0.25 40.458 0.000 0.000 43.701 86.001 520.507 447.404

12-2017 2.850 1.0 0.25 40.458 0.000 0.000 43.308 70.705 591.211 493.534

12-2018 2.551 1.0 0.25 40.458 0.000 0.000 43.009 59.031 650.242 528.543

12-2019 2.314 1.0 0.25 40.458 0.000 0.000 42.772 49.799 700.041 555.390

12-2020 2.122 1.0 0.25 40.458 0.000 0.000 42.580 42.296 742.337 576.118

12-2021 1.962 1.0 0.25 40.458 0.000 0.000 42.420 36.065 778.401 592.185

12-2022 1.827 1.0 0.25 40.458 0.000 0.000 42.285 30.800 809.201 604.660

12-2023 1.711 1.0 0.25 40.458 0.000 0.000 42.169 26.284 835.485 614.338

12-2024 1.608 1.0 0.25 40.458 0.000 0.000 42.066 22.262 857.747 621.790

12-2025 1.512 1.0 0.25 40.458 0.000 0.000 41.970 18.499 876.247 627.421

12-2026 1.421 1.0 0.25 40.458 0.000 0.000 41.879 14.962 891.208 631.563

12-2027 1.336 1.0 0.25 40.458 0.000 0.000 41.794 11.637 902.845 634.492

S Tot 38.711 606.870 0.000 0.000 645.581 902.845 902.845 634.492

After 4.162 144.975 0.000 0.000 149.136 17.325 920.170 638.213

Total 42.872 751.844 0.000 0.000 794.717 920.170 920.170 638.213

Evaluation Parameters (Gross) Expenses (Gross) Percent Interests            Percent Cum. Disc.

Initial Final Units            Dei n Def            Initial Final Units            Initial Final            5.00 751.784

Oil Rate 1,288. 198. bbls/mo 30.0% 1.25 6.0% 0. 0. $ /w/mo Expense 25.0000 25.0000 10.00 638.213

Gas Rate 2,191. 336. Mcf/mo 30.0% 1.25 6.0% 13,486. 13,486. $ /mo

GOR 1,700. 1,700. scf/bbl Revenue 15.00 557.408

NGL Rate 0. 0. bbls/mo Oil 18.7500 18.7500 20.00 497.333

NGL Yield 0.0 0.0 bbl/MMcf Gas 18.7500 18.7500 25.00 451.033

Gas Shrinkage 0.0 0.0% 30.00 414.282

Oil Severance 4.6 4.6%

Gas Severance 7.5 7.5%

NGL Severance 7.5 7.5%

Ad Valorem 2.5%

12 Months in first year 18.583 Year Life (07/2031)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. ASN 23 DEFAULT 01/02/2013 17:36:21

TEXAS REGISTERED ENGINEERING FIRM F-693.

OIL PDP

Table 3

Cawley, Gillespie & Associates, Inc.

APPENDIX

Explanatory Comments for Summary Tables

HEADINGS

Table I

Description of Table Information

Identity of Interest Evaluated

Reserve Classification and Development Status

Property Description – Location

Effective Date of Evaluation

FORECAST

(Columns)

(1) (11) (21) Calendar or Fiscal years/months commencing on effective date.

(2) (3) (4) Gross Production (8/8th) for the years/months which are economical. These are expressed as thousands of barrels

(Mbbl) and millions of cubic feet (MMcf) of gas at standard conditions. Total future production, cumulative production to effective date, and ultimate recovery at the effective date are shown following the annual/monthly forecasts.

(5) (6) (7) Net Production accruable to evaluated interest is calculated by multiplying the revenue interest times the gross production. These values take into account changes in interest and gas shrinkage.

(8) Average (volume weighted) gross liquid price per barrel before deducting production-severance taxes.

(9) Average (volume weighted) gross gas price per Mcf before deducting production-severance taxes.

(10) Average (volume weighted) gross ngl price per barrel before deducting production-severance taxes.

(12) Revenue derived from oil sales — column (5) times column (8).

(13) Revenue derived from gas sales — column (6) times column (9).

(14) Revenue derived from ngl sales — column (7) times column (10).

(15) Revenue derived from other sources.

(16) Total Revenue – sum of column (12) through column (15).

(17) (18) (19) Production-severance taxes deducted from gross oil, gas and ngl revenue.

(20) Revenue after taxes – column (16) less the total of column (17), column (18) and column (19).

(22) Ad Valorem taxes.

(23) Average gross wells.

(24) Average net wells are gross wells times working interest.

(25) Operating Expenses are direct operating expenses to the evaluated working interest, but may also include items noted

in “Other Deductions” column (26).

(26) Other Deductions may include compression-gathering expenses, transportation costs, water disposal costs and net profits burdens. These are the share of costs payable by the evaluated expense interests and take into account any changes in interests.

(27) Investments, if any, include work-overs, future drilling costs, pumping units, etc. and may be included either tangible or intangible or both, and the costs for plugging and the salvage value of equipment at abandonment may be shown as negative investments at end of life.

(28) Total Deductions – sum of column (22), column (25), column (26) and column (27).

(29) (30) Future Net Cash Flow is column (20) less column (28). The data in column (29) are accumulated in column (30).

Federal income taxes have not been considered.

(31) Cumulative Discounted Cash Flow is calculated by discounting monthly cash flows at the specified annual rates.

MISCELLANEOUS

DCF Profile • The cash flow discounted at six different rates are shown at the bottom of columns (30-31). Interest has been compounded once per year.

Life • The economic life of the appraised property is noted in the lower right-hand corner of the table.

Footnotes • Comments regarding the evaluation may be shown in the lower left-hand footnotes.

Appendix

Cawley, Gillespie & Associates, Inc. Page 1

APPENDIX

Methods Employed in the Estimation of Reserves

The four methods customarily employed in the estimation of reserves are (1) production performance, (2) material balance, (3) volumetric and (4) analogy. Most estimates, although based primarily on one method, utilize other methods depending on the nature and extent of the data available and the characteristics of the reservoirs.

Basic information includes production, pressure, geological and laboratory data. However, a large variation exists in the quality, quantity and types of information available on individual properties. Operators are generally required by regulatory authorities to file monthly production reports and may be required to measure and report periodically such data as well pressures, gas-oil ratios, well tests, etc. As a general rule, an operator has complete discretion in obtaining and/or making available geological and engineering data. The resulting lack of uniformity in data renders impossible the application of identical methods to all properties, and may result in significant differences in the accuracy and reliability of estimates.

A brief discussion of each method, its basis, data requirements, applicability and generalization as to its relative degree of accuracy follows:

Production performance. This method employs graphical analyses of production data on the premise that all factors which have controlled the performance to date will continue to control and that historical trends can be extrapolated to predict future performance. The only information required is production history. Capacity production can usually be analyzed from graphs of rates versus time or cumulative production. This procedure is referred to as “decline curve” analysis. Both capacity and restricted production can, in some cases, be analyzed from graphs of producing rate relationships of the various production components. Reserve estimates obtained by this method are generally considered to have a relatively high degree of accuracy with the degree of accuracy increasing as production history accumulates.

Material balance. This method employs the analysis of the relationship of production and pressure performance on the premise that the reservoir volume and its initial hydrocarbon content are fixed and that this initial hydrocarbon volume and recoveries therefrom can be estimated by analyzing changes in pressure with respect to production relationships. This method requires reliable pressure and temperature data, production data, fluid analyses and knowledge of the nature of the reservoir. The material balance method is applicable to all reservoirs, but the time and expense required for its use is dependent on the nature of the reservoir and its fluids. Reserves for depletion type reservoirs can be estimated from graphs of pressures corrected for compressibility versus cumulative production, requiring only data that are usually available. Estimates for other reservoir types require extensive data and involve complex calculations most suited to computer models which makes this method generally applicable only to reservoirs where there is economic justification for its use. Reserve estimates obtained by this method are generally considered to have a degree of accuracy that is directly related to the complexity of the reservoir and the quality and quantity of data available.

Volumetric. This method employs analyses of physical measurements of rock and fluid properties to calculate the volume of hydrocarbons in-place. The data required are well information sufficient to determine reservoir subsurface datum, thickness, storage volume, fluid content and location. The volumetric method is most applicable to reservoirs which are not susceptible to analysis by production performance or material balance methods. These are most commonly newly developed and/or no-pressure depleting reservoirs. The amount of hydrocarbons in-place that can be recovered is not an integral part of the volumetric calculations but is an estimate inferred by other methods and a knowledge of the nature of the reservoir. Reserve estimates obtained by this method are generally considered to have a low degree of accuracy; but the degree of accuracy can be relatively high where rock quality and subsurface control is good and the nature of the reservoir is uncomplicated.

Analogy. This method which employs experience and judgment to estimate reserves, is based on observations of similar situations and includes consideration of theoretical performance. The analogy method is applicable where the data are insufficient or so inconclusive that reliable reserve estimates cannot be made by other methods. Reserve estimates obtained by this method are generally considered to have a relatively low degree of accuracy.

Much of the information used in the estimation of reserves is itself arrived at by the use of estimates. These estimates are subject to continuing change as additional information becomes available. Reserve estimates which presently appear to be correct may be found to contain substantial errors as time passes and new information is obtained about well and reservoir performance.

Appendix

Cawley, Gillespie & Associates, Inc. Page 2

APPENDIX

Reserve Definitions and Classifications

The Securities and Exchange Commission, in SX Reg. 210.4-10 dated November 18, 1981, as amended on September 19, 1989 and January 1, 2010, requires adherence to the following definitions of oil and gas reserves:

“(22) Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward,

from known reservoirs, and under existing economic conditions, operating methods, and government regulations— prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

“(i) The area of a reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts,

if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

“(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons

(LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

“(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience,

engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

“(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

“(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report,

determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

“(6) Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

“(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

“(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

“(31) Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

“(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

“(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

“(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

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“(18) Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

“(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

“(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

“(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

“(iv) See also guidelines in paragraphs (17)(iv) and (17)(vi) of this section (below).

“(17) Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

“(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

“(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

“(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

“(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

“(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

“(vi) Pursuant to paragraph (22)(iii) of this section (above), where direct observation has defined a highest known oil

(HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.”

Instruction 4 of Item 2(b) of Securities and Exchange Commission Regulation S-K was revised January 1, 2010 to state that “a registrant engaged in oil and gas producing activities shall provide the information required by Subpart 1200 of Regulation S–K.” This is relevant in that Instruction 2 to paragraph (a)(2) states: “The registrant is permitted, but not required, to disclose probable or possible reserves pursuant to paragraphs (a)(2)(iv) through (a)(2)(vii) of this Item.”

“(26) Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist,

or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

“Note to paragraph (26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results).

Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).”

Appendix

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